UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Track Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 E. 5th Avenue, Suite 100
Naperville, Illinois 60563
(877) 260-2010

March 27, 2019

Dear Stockholders:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Track Group, Inc. (the “Company”), which will be held at our corporate offices located at 200 E. 5th Avenue, Suite 100, Naperville, Illinois, on May 9, 2019 at 2:30 P.M., local time.

Details of the business to be conducted at the Annual Meeting are described in the attached Notice of Annual Meeting and this Proxy Statement. We have also provided a copy of our Annual Report on Form 10-K for the year ended September 30, 2018 (“Annual Report”) along with this Proxy Statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and services.

In order for us to have an efficient Annual Meeting, please either submit your vote online by following the instructions on the enclosed proxy card, or sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting in person, please read the accompanying Proxy Statement and then submit your vote as promptly as possible. Voting promptly will save us additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

Our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Guy Dubois
Chairman

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote online or complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card as soon as possible. Returning your proxy will help us assure that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD

May 9, 2019

To the Stockholders of Track Group, Inc.:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Track Group, Inc., a Delaware corporation (the “Company”), will be held on May 9, 2019, at 2:30 P.M. (local time), at our offices located at 200 E. 5th Avenue, Suite 100, Naperville, Illinois, for the following purposes:

1.	To elect three directors to serve until our 2020 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2.	To consider a non-binding, advisory vote on executive compensation paid to our named executive officers;

3.	To consider a non-binding, advisory vote on the frequency of future advisory votes on executive compensation paid to our named executive officers;

4.	To ratify the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending September 30, 2019; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These matters are more fully discussed in the attached Proxy Statement.

The close of business on March 26, 2019 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only holders of record of our common stock, par value $0.0001, at the close of business on the Record Date are entitled to notice of, and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, 200 E. 5th Avenue, Suite 100, Naperville, Illinois, during normal business hours for a period of ten days prior to the Annual Meeting, and at the time and place of the Annual Meeting. We are providing a copy of our Annual Report on Form 10-K for the year ended September 30, 2018 with the accompanying Proxy Statement.

Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by either submitting your vote online by following the instructions on the enclosed proxy card, or by signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors unanimously recommends that you vote “FOR” the Annual Meeting Proposal Nos. 1, 2 and 4, and in favor of our recommendation set forth in Proposal No. 3, all of which Proposals are described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 9, 2019 - THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT: http://www.astproxyportal.com/ast/18188.

By Order of the Board of Directors,

Guy Dubois
Chairman
Naperville, Illinois
March 27, 2019

200 E. 5th Avenue, Suite 100
Naperville, Illinois 60563
(877) 260-2010

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Track Group, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), of proxies for use at our 2019 Annual Meeting of Stockholders to be held at our offices located at 200 E. 5th Avenue, Suite 100, Naperville, Illinois, on Tuesday, May 9, 2019, at 2:30 P.M. (local time), and at any adjournment or postponement thereof (the “Annual Meeting”). The Proxy Statement, the enclosed proxy card and a copy of our Annual Report on Form 10-K for the year ended September 30, 2018 (the “Annual Report”) are first being mailed to stockholders entitled to vote on or about March 29, 2019.

The proxy materials are also available free of charge on the internet at our website www.trackgrp.com under the Investor Tab.

Who Can Vote

Stockholders of record at the close of business on March 26, 2019 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 11,401,650 shares of common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held as of the Record Date.

How You Can Vote

Stockholders are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, stockholders do not need to attend the Annual Meeting to vote. Instead, stockholders may submit their vote online by following the instructions on the enclosed proxy card, or by simply completing, signing and returning the enclosed proxy card.

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR the election of three directors nominated by our Board to serve until our 2020 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, (ii) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers (the “Say-on-Pay Proposal”); (iii) FOR the approval, on an advisory basis, that future advisory votes on executive compensation shall occur every three years (the “Say-on-Frequency Proposal”), (iv) FOR ratification of the appointment of Eide Bailly, LLP as our independent auditors for the year ended September 30, 2019; and (v) at the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

If a bank, broker or other institution holds your shares, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Broker Non-Votes

A “broker non-vote” occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal.

Brokers and other nominees may vote on “routine” proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those firms. The ratification of the independent registered public accountants, for example, is a routine proposal. Brokers and other nominees may not vote on “non-routine” proposals, unless they have received voting instructions from the beneficial owner. The election of directors, Say-on-Pay Proposal and Say-on-Frequency Proposal are considered “non-routine” proposals. This means that brokers and other firms must obtain voting instructions from the beneficial owner to vote on these matters; otherwise they will not be able to cast a vote for these “non-routine” proposals. If your shares are held in the name of a broker, bank or other nominee, please follow their voting instructions so you can instruct your broker on how to vote your shares.

Revocation of Proxies

Stockholders of record can revoke their proxies at any time before they are exercised in any one of three ways:

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by voting in person at the Annual Meeting;

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by submitting written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

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by submitting another proxy bearing a later date that is properly executed prior to or at the Annual Meeting.

Quorum

In order for any business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of our Common Stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of establishing a quorum. Shares that constitute broker non-votes will also be counted as present at the Annual Meeting for the purpose of establishing a quorum. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Vote Required for Approval

Proposal No. 1: Election of Directors. Directors are elected by a plurality vote. This means the director nominees who receive the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal No. 2: Advisory Vote to Approve Executive Compensation. This advisory vote is not binding on us, our Board of Directors, or management. The number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this Proposal to approve, on an advisory basis, the compensation paid to our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the vote for this Proposal.

Proposal No. 3: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation.  This advisory vote is not binding on us, our Board of Directors or management. The approval of the frequency of the advisory vote on executive compensation requires the favorable vote of a majority of votes cast unless none of the three frequency choices receives a majority, in which case the choice that receives the plurality of votes cast will be considered approved. For this Proposal, the proxy card provides spaces for a stockholder to vote for the option of every one year, two years or three years as the frequency with which stockholders will have an advisory vote on executive compensation, or to abstain. Abstentions and broker non-votes will have no effect on the outcome of the vote for this Proposal. The Board of Directors may decide that it is in the best interest of our stockholders and the Company to hold future executive compensation advisory votes more or less frequently, but will in no case hold them less frequently than every three years.

Proposal No. 4: Ratification of Appointment of Auditors. To ratify the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending September 30, 2019, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this Proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal.  Accordingly, an abstention will have the effect of a vote against this Proposal. A broker or other nominee will generally have discretionary authority to vote on this Proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this Proposal. However, any broker non-votes received will have no effect on the outcome of this Proposal.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, our Annual Report, the proxy and any additional solicitation materials furnished to our stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail and telephone.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Certificate of Incorporation provides that the number of directors that constitute our entire Board of Directors shall be fixed from time to time by resolution adopted by a majority of our entire Board. A director elected by our Board of Directors to fill a vacancy shall serve for the remainder of the term of that director and until the director’s successor is duly elected and qualified. Our Board of Directors has nominated the following three individuals for election to our Board of Directors at the Annual Meeting: Guy Dubois, Karen Macleod and Karim Sehnaoui.

Each nominee, if elected at the Annual Meeting, will hold office for a one-year term until the next Annual Meeting of Stockholders or until their successor is duly elected, unless prior thereto the director resigns or the director’s office becomes vacant by reason of death or other cause. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee designated by the proxy holders or by our present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, and our Board of Directors may be reduced accordingly. Our Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

Required Vote

Directors are elected by a plurality vote. This means that the nominees for directors who receive the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors.

Board of Directors Recommendation

Our Board of Directors recommends a vote “FOR” the election of each nominee set forth below.

Nominee Biographies

Following are the names and ages of each nominee for election as a director, the principal occupation of each, the year in which each was first elected or nominated as a director of the Company (if applicable), the business experience of each nominee for at least the past five years, and certain other information concerning each of the nominees.

Name	Served as Director Since	Age	Principal Business Experience

Guy Dubois	2012	60
Mr. Dubois, became a director in December 2012, and has served as our Chairman since February 2013. In addition, Mr. Dubois served as our Chief Executive Officer from September 2016 to December 2017. Mr. Dubois is the Founder and Chairman of Singapore-based Tetra House Pte. Ltd., a provider of bespoke consulting and advisory services out of Singapore, Luxemburg, and most recently launched CIRCLO3 in the United Kingdom. Mr. Dubois is a former director and Chief Executive Officer of Gategroup AG, and also previously held various executive leadership roles at Gate Gourmet Holding LLC. Mr. Dubois has held executive management positions at Roche Vitamins Inc. in New Jersey, as well as regional management roles in that firm’s Asia Pacific operations. Mr. Dubois also served the European Organization for Nuclear Research (CERN) team in Switzerland in various roles, including treasurer and chief accountant. Additionally, Mr. Dubois worked with IBM in Sweden as Product Support Specialist for Financial Applications. A Belgian citizen, Mr. Dubois holds a degree in financial science and accountancy from the Limburg Business School in Diepenbeek, Belgium.

In considering Mr. Dubois as a director of the Company, the Board reviewed his extensive financial and management expertise and experience. In addition, Mr. Dubois’ public company senior management and board experience, and the leadership he has shown in his positions with prior companies, were considered important factors in the determination of the current Board, as well as the fact that he served as the Company’s Chief Executive Officer for approximately a year.

Karen Macleod	2016	55
Karen Macleod became a director of the Company in January 2016 and currently serves as Chief Executive Officer of Arete Group LLC, a professional services firm. Prior to Arete Group, Ms. Macleod was President of Tatum LLC, a New York-based professional services firm owned by Randstad, from 2011 to 2014, and was a co-founder of Resources Connection (NASDAQ:RECN), now known as RGP, a multinational professional services firm founded as a division of Deloitte in June 1996. Ms. Macleod served in several positions for RGP, including as a director from 1999 to 2009 and President, North America from 2004 to 2009. Prior to RGP, Ms. Macleod held several positions in the audit department of Deloitte from 1985 to 1994. Ms. Macleod served as a director for A-Connect (Schweiz) AG, a privately held, Swiss-based global professional services firm, from 2014 to 2016, and was a director for Overland Solutions from 2006 to 2013. Currently, Ms. Macleod is serving as a director on the Board of the FWA (Financial Women’s Association) in New York, and is a member of their audit committee. Ms. Macleod holds a Bachelor of Science in Business/Managerial Economics from the University of California, Santa Barbara.

In considering Ms. Macleod’s nomination, our Board believes Ms. Macleod’s senior public company leadership experience along with her finance and accounting background are important to the ongoing growth of the Company and corporate governance excellence.

Karim Sehnaoui	2018	40
Karim became a director of the Company in February 2018. Mr. Sehnaoui is an entrepreneur and investment professional, who specializes in private equity, venture capital, and corporate finance. Currently, he serves as General Manager of the Reference Group SARL, a boutique financial advisory firm based in Geneva, Switzerland, which position he has held since October 2017, and as a Director of ETS Limited. In addition, Mr. Sehnaoui is the founder and current Managing Director of Elham Management and Investment Group, an investment firm founded in 2011 that is dedicated to sustainable strategic investing. From 2012 to 2016, Mr. Sehnaoui taught graduate level finance courses as a visiting Assistant Professor at MSB Mediterranean School of Business in Tunisia. Prior to that, Mr. Sehnaoui spent several years in investment banking and private equity, serving as Acting Chief Investment Officer of Abu Dhabi Investment House PJSC and General Manager for Abu Dhabi Investment House S.A., and Business Development Director at Ithmaar Bank. Mr. Sehnaoui is currently a member of the Supervisory Board of Fyber N.V. (FRA: FBEN), an advertising technology company. Mr. Sehnaoui holds Bachelor’s and Master’s degrees in Civil Engineering from McGill University in Montreal, Canada, and was a Global Leadership Fellow at the World Economic Forum in Geneva, Switzerland from 2005 to 2007.

The Board’s decision to appoint Mr. Sehnaoui as a director of the Company was made in connection with ETS Limited becoming the Company’s largest shareholder of record. The Board also believes Mr. Sehnaoui’s senior leadership experience, along with his private equity and venture capital background, are important to the ongoing growth of the Company and corporate governance.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and appoints new directors to fill vacancies when they arise, and has the responsibility to identify, evaluate and recruit qualified candidates to the Board for such nomination or appointment.

Our Board of Directors identifies director nominees by first considering those current members of the Board who are willing to continue service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Nominees for director are selected by a majority of the members of the Board of Directors. Although the Company does not have a formal diversity policy, in considering the suitability of director nominees, the Board considers such factors as it deems appropriate to develop a Board that is diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Board include judgment, knowledge, skill, diversity, integrity, experience with businesses and other organizations of comparable size, including experience in the software and/or technology industries, software, intellectual property, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board and any committees of the Board.

A stockholder who wishes to suggest a prospective nominee for our Board of Directors may notify the Secretary of the Company in writing with any supporting material the stockholder considers appropriate. Nominees suggested by stockholders are considered in the same way as nominees suggested from other sources.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws. Information required by our Bylaws to be in the notice include: the name, contact information and share ownership information for the candidate and the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its related rules and regulations. Our Board of Directors may also require any proposed nominee to furnish such other information as may reasonably be required by the Board to determine the eligibility of such proposed nominee to serve as director of the Company. The recommendation should be sent to: Secretary, Track Group, Inc., 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Board Meetings

Directors hold office until the next annual meeting of the stockholders or until their successors have been elected or appointed and duly qualified. Vacancies on our Board that are created by the retirement, resignation or removal of a director, may be filled by the vote of the remaining members of our Board, with such new director serving the remainder of the term or until his/her successor shall be elected and qualified.

Our Board of Directors is elected by and is accountable to our stockholders. Our Board establishes policy and provides strategic direction, oversight, and control. Our Board met eleven times during the year ended September 30, 2018 and all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors served.

Board Committees and Charters

Effective May 31, 2018, David Boone, Dirk van Daele, Eric Rosenblum and Ray Johnson (together, the “Former Directors”) resigned from their positions as directors on our Board of Directors, leaving Guy Dubois, Karim Sehnaoui and Karen Macleod as the remaining directors on our Board. Certain disclosure that follows regarding corporate governance refers to our Board of Directors and corporate governance policies and procedures prior to the resignation of the Former Directors, and does not reflect our corporate governance policies and procedures subsequent to such resignations.

Our Board of Directors had three standing committees prior to the resignation of the Former Directors: the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. These committees assisted our Board of Directors to perform its responsibilities and make informed decisions. Effective May 31, 2018, as a result of the resignation of Messrs. Boone, van Daele, Rosenblum and Johnson, our Board no longer has an acting Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee. Instead, our Board of Directors administers the duties of the Audit Committee, Compensation and Nominating and Corporate Governance Committees.

Audit Committee

Prior to May 31, 2018, we had a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary duties of the Audit Committee were to oversee (i) management’s conduct related to our financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing our systems of internal accounting and financial controls, (ii) our independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company, and (iii) the engagement and performance of our independent auditors. The Audit Committee assisted the Board in providing oversight of our financial and related activities, including capital market transactions. The Audit Committee had a charter, a copy of which is available on our website at www.trackgrp.com.

The Audit Committee met with our Chief Financial Officer and Controller and with our independent registered public accounting firm and evaluated the responses by our Chief Financial Officer, both to the facts presented and to the judgments made by our independent registered public accounting firm. The Audit Committee met three times during the 2018 fiscal year prior to May 31, 2018, and all members of the Audit Committee attended at least 75% of the committee’s meetings.

Prior to May 31, 2018, the Members of the Audit Committee consisted of Ms. Macleod, Mr. Rosenblum and Mr. van Daele. Each member of the Audit Committee, satisfied, as determined by the full Board of Directors, the definition of independent director, as established by the OTCQX Marketplace Rules, and were financially literate. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, our Board of Directors designated Ms. Macleod as the Audit Committee’s “audit committee financial expert” as defined by the applicable regulations promulgated by the SEC. Currently, the entire Board of Directors serves in the capacity as an Audit Committee.

Our full Board of Directors reviewed and discussed the matters required by United States auditing standards required by the Public Company Accounting Oversight Board (the “PCAOB”) and our audited financial statements for the fiscal year ended September 30, 2018 with management and our independent registered public accounting firm. Our Board of Directors received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board No. 1, and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Compensation Committee

Prior to May 31, 2018, we had a separately designated standing Compensation Committee. The members of the Compensation Committee consisted of Dr. Johnson and Mr. Rosenblum, both of whom were determined to be independent directors in accordance with the by the OTCQX Marketplace Rules. The Compensation Committee met one time during the 2018 fiscal year prior to May 31, 2018, and all members of the Compensation Committee attended at least 75% of the committee’s meetings.

Currently, our entire Board of Directors serves in the capacity as a compensation committee. As such, our entire Board of Directors has the responsibility for developing and maintaining an executive compensation policy that creates a direct relationship between pay levels and corporate performance and returns to stockholders. Our Board monitors the results of such policy to assure that the compensation payable to our executive officers provides overall competitive pay levels, creates proper incentives to enhance stockholder value, rewards superior performance, and is justified by the returns available to stockholders. Additionally, our Board of Directors administers compensation plans in a manner consistent with the terms of such plans (including, as applicable, the grant of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year).

Nominating and Corporate Governance Committee

Prior to May 31, 2018, we had a separately designated standing Nominating and Corporate Governance Committee. Messrs. van Daele, Boone and Johnson served as members of our Nominating and Corporate Governance Committee. Currently, our entire Board of Directors serves in the capacity as a nominating and corporate governance committee. As such, our entire Board of Directors has the responsibility for identifying and recommending candidates to fill vacant any newly created Board positions, setting corporate governance guidelines regarding director qualifications and responsibilities, and planning for senior management succession.

Currently, our full Board of Directors is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of the Board of Directors, and recommend a slate of directors to be nominated for election at the annual meeting of stockholders, or, in the case of a vacancy on our Board of Directors, elect a new director to fill such vacancy. The Nominating and Corporate Governance Committee held one meeting during the 2018 fiscal year prior to May 31, 2018.

Independent Directors

Prior to the resignations of Messrs. Boone, van Daele, Rosenblum and Johnson, the Company had determined that, other than Messrs. Dubois and Sehnaoui, all of its then directors were independent directors. Subsequent to the year ended September 30, 2018, in March 2019 the Board re-evaluated Mr. Dubois’ independence, and determined that Mr. Dubois qualified as an independent director as defined by the rules and regulations of the OTCQX Marketplace as of such date.

Our Board has determined that Mr. Dubois and Ms. Macleod are currently the Company’s independent directors as defined by the rules and regulations of the OTCQX Marketplace. In addition, our Board of Directors has determined that of its current directors, Ms. Macleod satisfies the definition of an “audit committee financial expert” under Securities and Exchange Commission (“SEC”) rules and regulations. These designations do not impose any duties, obligations or liabilities that are greater than those generally imposed as members of our Board, and the designation as an audit committee financial expert does not affect the duties, obligations or liability of any other member of our Board of Directors.

Board Leadership Structure

Our Board of Directors has discretion to determine whether to separate or combine the roles of Chief Executive Officer and Chairman of the Board. Guy Dubois served in both roles from September 11, 2016 through December 31, 2017. At that time, our Board believed that his combined role was most advantageous to the Company and our stockholders. Effective January 1, 2018, the Board of Directors promoted the President of the Company, Mr. Derek Cassell, to the role of Chief Executive Officer, and thereby separated the roles of Chief Executive Officer and Chairman of the Board. Mr. Dubois continues to serve as Chairman of the Board.

In addition to Mr. Cassell’s and Mr. Dubois’ leadership, the Board of Directors maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas and regular executive sessions.

Board Role in Risk Assessment

Management, in consultation with outside professionals, as applicable, identifies risks associated with the Company’s operations, strategies and financial statements. Risk assessment is also performed through periodic reports received by the Board from management, counsel and the Company’s independent registered public accountants relating to risk assessment and management. Our Board of Directors meets privately in executive sessions with representatives of the Company’s independent registered public accountants. Our Board or Directors also provides risk oversight through its periodic reviews of the financial and operational performance of the Company.

Indemnification of Officers and Directors

As permitted by Delaware law, the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Code of Business Conduct and Ethics

We have established a Code of Business Conduct and Ethics that applies to our officers, directors and employees. The Code of Business Conduct and Ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. We have posted our Code of Business Conduct and Ethics on our website, www.trackgrp.com, and will post any amendments to or waivers from a provision of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to: Secretary, Track Group, Inc., 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our executive compensation program is designed to attract, motivate and retain a talented team of executives. We seek to accomplish this goal in a way that rewards performance that is aligned with our stockholders’ long-term interests. We believe that our executive compensation program achieves this goal and is strongly aligned with the long-term interests of our stockholders.

Pursuant to Section 14A of the Exchange Act, we are submitting a proposal to our stockholders for an advisory vote on the compensation of our named executive officers. This Proposal, commonly known as a “say-on-pay” proposal, is a non-binding vote, but gives stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers.

Accordingly, the following resolution is submitted for stockholders for approval:

RESOLVED, that the stockholders of Track Group, Inc. approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the Annual Meeting, to be held on May 9, 2019, pursuant to Item 402 of Regulation S-K, the accompanying tabular disclosure regarding named executive officer compensation and the corresponding narrative disclosure and footnotes.

As an advisory vote, this Proposal is not binding. However, our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this Proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

The affirmative “FOR” vote must exceed the number of votes “AGAINST” to approve this non-binding matter. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote for this Proposal.

Board of Directors Recommendation

 Our Board of Directors recommends that stockholders vote “FOR” the advisory resolution above, approving of the compensation paid to our named executive officers.

EXECUTIVE OFFICERS

Our executive officers are appointed by our Board of Directors on an annual basis and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of our current executive officers.

Name	Age	Position
Derek Cassell	45	Chief Executive Officer
Peter K. Poli	57	Chief Financial Officer

Derek Cassell joined the Company in June 2014 through the strategic acquisition of Emerge Monitoring, at which time he was appointed Divisional President, Americas. Mr. Cassell was appointed to serve as our President in December 2016 and was promoted to the role of Chief Executive Officer effective January 1, 2018. From September 2008 until June 2014, Mr. Cassell served as an Executive Vice President of Emerge Monitoring, which was part of the Bankers Surety Team. Mr. Cassell has over 20 years of experience providing correctional solutions to the criminal justice industry. His previous positions include Director of Operations for ADT Correctional Services, Director of Customer Support for G4S Justice Services, and National Sales and Marketing Manager for ElmoTech Inc. He holds a Criminal Justice Degree from Henry Ford College in Dearborn Heights, Michigan.

Peter K. Poli has served as our Chief Financial Officer since January 2017. In addition, he has served as the Chief Financial Officer and Treasurer of Emerge Monitoring, Inc., Secretary and Treasurer of Track Group – Puerto Rico, Inc., Secretary of Track Group Analytics, Limited and Manager of Emerge Monitoring LLC, all of which are subsidiaries of the Company, since May 2017. Before joining the Company, Mr. Poli served as the Chief Financial Officer of Grand Banks Yachts Limited from August 18, 2004 through December 31, 2015. In addition, he served as an Executive Director of Grand Banks Yachts from March 31, 2008 through October 28, 2015. Prior to his time with Grand Banks Yachts Limited, Mr. Poli served as the Chief Financial Officer for Acumen Fund Inc., I-Works Inc., and as Vice President and Chief Financial Officer of FTD.COM. Mr. Poli also spent nine years as an Investment Banker with Dean Witter Reynolds, Inc. and served as the CFO of a wholly-owned subsidiary of Morgan Stanley Dean Witter from 1997 to 1999. In addition, Mr. Poli served as an Independent Director of Leapnet, Inc. from 2000 to 2002. Mr. Poli earned a Bachelor of Art in Economics and Engineering from Brown University in 1983 and an MBA from Harvard Business School in 1987.

EXECUTIVE COMPENSATION

The following discussion relates to the compensation of our “named executive officers.”

Summary Compensation Table

The following summary compensation table sets forth the compensation paid to the following persons for our fiscal years ended September 30, 2017 and 2018:

(a)
our principal executive officer;

(b)
our other two most highly compensated executive officers who were serving as executive officers at the end of the fiscal year ended September 30, 2018 and who had total compensation exceeding $100,000; and

(c)
additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer at the end of the most recently completed financial year (together, the “ Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation	Total
		($)	($)	($) (1)	($) (2)	($)	($)
Guy Dubois (3)	2018	$-	$60,000	$350,000(4)	$-	$50,000	$460,000
Chairman and Former Executive Chairman	2017	$-	$-	$100,000(4)	$-	$-	$100,000

Derek Cassell (5)	2018	$266,923	$30,000	$315,000	$-	$-	$611,923
Chief Executive Officer and Former President	2017	$224,454	$-	$193,846	$-	351(6)	$418,651

Peter Poli	2018	$247,692	$22,500	$157,500	$-	$-	$427,692
Chief Financial Officer	2017	$175,384	$-	$-	$134,318	$-	$309,702

(1)	This column represents the grant date fair value in accordance with ASC 718. These amounts do not represent the actual value that may be realized by the named executive officers.

(2)
This column represents the grant date fair value in accordance with ASC 718. Please refer to the section labeled “Stock-Based Compensation” found within Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on December 19, 2018 for the relevant assumptions used to determine the compensation cost of our stock option awards. These amounts do not represent the actual value, if any, that may be realized by the Named Executive Officers.

(3)
Mr. Dubois served as a member of the Executive Committee from October 2012 to September 2016, and as the Chief Executive Officer from September 2016 to December 2017. He currently serves as the Chairman of our Board of Directors. Mr. Dubois does not have an employment agreement, nor did he when serving as the Company’s Executive Chairman.

(4)
$25,000 and $0 of Mr. Dubois’ stock award payments had been accrued, but not yet issued as of September 30, 2017 and 2018, respectively, and $25,000 of Mr. Dubois’ cash compensation had not been paid at September 30, 2018.

(5)	On January 1, 2018, Mr. Cassell was appointed as the Company’s Chief Executive Officer. Mr. Cassell previously served as the Company’s President from December 19, 2016 to January 1, 2018.

(6)	Consists of a health club membership for Mr. Cassell.

Narrative Disclosure to the Summary Compensation Table

Compensation Paid to our Former Executive Chairman

Our former principal executive officer, Guy Dubois, was granted 51,746 shares of Company Common Stock, equal to $100,000, for his work as Chairman of the Board of the Company during the fiscal year ended September 30, 2017, $25,000 of which had been accrued, but had not yet been issued as of September 30, 2017. Mr. Dubois did not receive any compensation during the fiscal year ended September 30, 2017 for his services as the Chief Executive Officer of the Company.

Mr. Dubois was granted 41,293 shares of Common Stock, equal to $50,000, and $50,000 in cash payments for his work as Chairman of the Board of the Company during the fiscal year ended September 30, 2018, of which $25,000 of cash payments had not been paid as of September 30, 2018. In addition, Mr. Dubois received a $60,000 cash bonus and 241,935 shares of Common Stock equal to $300,000 for services provided to the Company in his former role as Executive Chairman.

Poli Employment Agreement

On December 12, 2016, the Company entered into a three-year employment agreement with Mr. Poli (the “Poli Employment Agreement”). Under the terms and conditions of the Poli Employment Agreement, Mr. Poli began receiving a base salary equal to $240,000 per annum beginning in January 2017, and received an option to purchase 100,000 shares of the Company’s Common Stock at an exercise price per share equal to the closing price of the Company’s Common Stock on the date approved by the Board. One-half of this option vested on January 1, 2018, and the remaining one-half vested on January 1, 2019. If the Company terminates Mr. Poli’s employment as a result of an involuntary termination, he would receive an amount equal to 12 months base salary, plus any annual bonus deemed to be vested and earned.

An amendment to the Poli Employment Agreement was approved at a Board meeting on December 13, 2017, and such amendment was executed on January 3, 2018. Pursuant to the terms of the Poli Agreement, as amended (the “Poli Amendment”), effective January 1, 2018, Mr. Poli’s employment was extended three years, and shall automatically renew for successive one year periods thereafter unless either party provides the other with notice of its intent not to renew the Poli Agreement at least six months prior to termination. In addition, the Poli Amendment provides: (i) an increase in Mr. Poli’s base salary to $250,000 per year; (ii) the issuance of 150,000 unregistered restricted shares of the Company’s Common Stock, which shall vest annually in increments of 50,000 beginning January 1, 2018; and (iii) in the event of a change of control, Mr. Poli shall be entitled to a cash payment equal to one year’s salary, plus all restricted stock, warrants and options previously issued to Mr. Poli shall become immediately vested and exercisable.

Cassell Employment Agreement

On December 1, 2016, the Company entered into an employment agreement with Mr. Cassell, which was subsequently amended on February 13, 2017 (the “Cassell Employment Agreement”). Under the terms and conditions of the Cassell Employment Agreement, Mr. Cassell received a base salary equal to $240,000 per annum, and received 60,000 unregistered restricted shares of the Company’s Common Stock. One-half of these shares vested immediately upon issuance, and the remaining one-half vested on March 30, 2018. If the Company terminates Mr. Cassel’s employment as a result of an involuntary termination, he would receive an amount equal to 12 months base salary, plus any annual bonus deemed to be vested and earned.

A second amendment to the Cassell Employment Agreement was approved at a Board meeting held on December 13, 2017, and such amendment was executed on January 4, 2018. Under the terms of the Cassell Agreement, as amended (the “Cassell Amendment”), effective January 1, 2018, Mr. Cassell was promoted from President to Chief Executive Officer of the Company, a position which he shall hold until December 31, 2020, unless earlier terminated or extended. Should Mr. Cassell elect to voluntarily terminate his employment with the Company, he must provide written notice of his intent to do so at least 180 days prior to terminating his employment. In addition, the Cassell Amendment provides: (i) an increase in Mr. Cassell’s base salary to $275,000 per year; (ii) a 50% increase in his annual bonus effective for bonus plan year 2018 and thereafter; (iii) the issuance of 300,000 unregistered restricted shares of the Company’s Common Stock, which shall vest annually in increments of 100,000 beginning January 1, 2018; and (iv) in the event of a change of control, Mr. Cassell shall be entitled to a cash payment equal to one year’s salary, plus all restricted stock, warrants and options previously issued to Mr. Cassell shall become immediately vested and exercisable.

Outstanding Equity Awards at September 30, 2018

The following table discloses outstanding shares, stock option awards and warrants held by each of the Named Executive Officers as of September 30, 2018:

Outstanding Equity Awards at Fiscal Year-End 2018

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of underlying unexercised unearned options (#)	Option exercise price ($) (1)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of Unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or Payout value of unearned shares, units or other rights that have not vested ($)

Guy Dubois	2,385	-	-	$1.24	3/21/2022	-	-	-	-
	64,665	-	-	$1.24	4/14/2022	-	-	-	-
	4,083	-	-	$1.24	6/30/2022	-	-	-	-
	2,280	-	-	$1.24	9/30/2022	-	-	-	-
	2,344	-	-	$1.24	12/31/2023	-	-	-	-
	2,432	-	-	$1.24	3/31/2023	-	-	-	-
	51,576	-	-	$1.24	6/02/2023	-	-	-	-
	2,647	-	-	$1.24	6/30/2023	-	-	-	-
	14,988	-	-	$1.24	1/27/2022	-	-	-	-
	8,868	-	-	$1.24	4/20/2022	-	-	-	-
	113,310	-	-	$1.24	8/14/2022	-	-	-	-
	8,571	-	-	$1.24	9/30/2022	-	-	-	-
	12,676	-	-	$1.24	10/14/2022	-	-	-	-
	15,126	-	-	$1.24	1/15/2023	-	-	-	-
	14,286	-	-	$1.24	3/31/2023	-	-	-	-
	18,000	-	-	$1.24	6/30/2023	-	-	-	-

Peter Poli	50,000	50,000(2)	-	$1.24	1/1/2022	-	-	-	-
	-	-	-	-	-	50,000(3)	$52,500	-	-
	-	-	-	-	-	50,000(4)	$52,500	-	-

Derek Cassell	-	-	-	-	-	100,000(3)	$105,000	-	-
						100,000(4)	$105,000	-	-

(1)

On November 30, 2017, the Board of Directors approved the repricing of the exercise price of all outstanding stock options and warrants held by the Company’s officers and directors on such date. As such, all of the stock options reported in this table that were outstanding at November 30, 2017 have an exercise price of $1.24, the closing price of the Company’s Common Stock as reported by the OTCQX Marketplace on November 30, 2017.

(2)
Such options vested on January 1, 2019, subsequent to the year ended September 30, 2018.

(3)
Such shares vested on January 1, 2019, subsequent to the year ended September 30, 2018.

(4)
Such shares vest on January 1, 2020.

Compliance with Section 16(a) of the Exchange Act

 Section 16(a) of the Securities Exchange Act requires our officers, directors, and persons who beneficially own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater-than-ten-percent stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

 Based solely upon a review of these forms that were furnished to us, we believe that all reports required to be filed by these individuals and persons under Section 16(a) were filed during fiscal year 2018 and that such filings were timely except the following:

●
Dr. Ray Johnson, a former director, filed two Form 4s reporting an aggregate of five late transaction;
●
Peter Poli, our Chief Financial Officer, filed a Form 4 reporting one late transaction;
●
Dirk van Daele, a former director, filed two Form 4s reporting an aggregate of four late transactions;
●
Guy Dubois, a director and our former Chief Executive Officer, filed a Form 4 reporting sixteen late transactions;
●
David Boone, a former director, filed a Form 4 reporting seven late transactions; and
●
Karen Macleod, a former director, filed a Form 4 reporting five late transactions.

DIRECTOR COMPENSATION

 During the fiscal year ended September 30, 2018, each of our non-employee directors received $25,000 per quarter for serving on the Board of Directors, which fees were payable in (i) cash, (ii) Common Stock valued at the current market price at the date of the grant, or (iii) warrants with an exercise price at the current market price at the date of grant; all grants of warrants were valued at the date of grant using the Black-Scholes valuation method.

The members of our Board of Directors are also eligible for reimbursement of their expenses incurred in attending Board meetings in accordance with our policies.

The following table sets forth the compensation awarded to, earned by, or paid to each person who served as a director during the fiscal year ended September 30, 2018, including the Former Directors, each of whom resigned effective May 31, 2018, other than any director who also served as an executive officer:

	Stock Awards	Warrant Awards	Cash	Total Fees Earned
Name (1)	($)	($)	($)	($)

David Boone	$50,000	$-	$25,000	$75,000
Karen Macleod	$50,000	$-	$50,000	$100,000
Dirk van Daele	$50,000	$-	$25,000	$75,000
Dr. Ray Johnson	$-	$50,000	$25,000	$75,000
Eric Rosenblum	$50,000	$-	$25,000	$75,000
Karim Sehnaoui	$14,722	$-	$50,000	$64,722

(1)
As discussed above, Messrs. Boone, van Daele, Rosenblum and Johnson resigned from their positions as directors on the Company’s Board of Directors effective May 31, 2018. Additionally, Mr. Sehnaoui was appointed to serve as a director on the Board on February 7, 2018.

Director Warrants

The following table lists the warrants to purchase shares of Common Stock held by each of our non-employee directors as of March 26, 2019, all of which were granted in connection with their services as directors:

Name	Grant Date	Expiration Date	Exercise Price	Number of Warrants	Compensation Expense

Guy Dubois (1)	3/22/13	3/21/22	$1.24	2,385	$11,682
	4/16/13	4/14/22	$1.24	64,665	$285,003
	7/1/13	6/30/22	$1.24	4,083	$23,640
	10/1/13	9/30/22	$1.24	2,280	$17,982
	1/2/14	12/31/23	$1.24	2,344	$12,014
	4/1/14	3/31/23	$1.24	2,432	$8,684
	6/3/14	6/02/23	$1.24	51,576	$300,326
	7/1/14	6/30/23	$1.24	2,647	$7,270
	1/27/14	1/27/22	$1.24	14,988	$61,918
	4/20/15	4/20/22	$1.24	8,868	$27,464
	8/14/15	8/14/22	$1.24	113,310	$300,000
	10/1/15	9/30/22	$1.24	8,571	$25,114
	10/15/15	10/14/22	$1.24	12,676	$25,859
	1/15/16	1/15/23	$1.24	15,126	$45,008
	4/1/16	3/31/23	$1.24	14,286	$47,572
	7/1/16	6/30/23	$1.24	18,000	$53,454

Karen Macleod	7/1/16	6/30/23	$1.24	9,000	$37,154
	9/30/16	9/30/21	$1.15	3,529	$15,000
	10/1/16	9/30/21	$1.15	5,882	$25,000
	1/1/17	12/31/21	$1.15	9,191	$25,000
	4/1/17	3/31/22	$1.15	12,195	$25,000

(1)
Mr. Dubois served as the Company’s Chief Executive Officer from September 2016 until December 31, 2017. Effective January 1, 2018 he resigned from such position and is now Chairman of the Board of Directors.

Compensation Risks Assessment

As required by rules adopted by the SEC, management has made an assessment of our compensation policies and practices with respect to all employees to determine whether risks arising from those policies and practices are reasonably likely to have a material adverse effect on us. In doing so, management considered various features and elements of the compensation policies and practices that discourage excessive or unnecessary risk taking. As a result of the assessment, we have determined that our compensation policies and practices do not create risks that are reasonably likely to have material adverse effects.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, at least once every six years we are required to submit for stockholder vote a non-binding resolution to determine whether the advisory stockholder vote on executive compensation described in Proposal 2 above shall occur every one, two or three years.

After careful consideration, our Board of Directors recommends that future advisory votes on executive compensation occur every three years (triennially). Our Board of Directors believes that this frequency is appropriate for a number of reasons, including:

●
A triennial vote aligns with the three-year performance periods under the typical performance-vesting restricted stock, warrants and options granted to executive officers, including the named executive officers, which are designed to incentivize and reward performance over a multi-year period, and will allow stockholders to more appropriately evaluate this and other compensation policies, practices and programs in relation to the Company’s long-term performance; and

●
A triennial vote encourages a longer-term view of compensation by stockholders by allowing them an appropriate timeframe to evaluate the Company’s performance and overall effectiveness of the executive compensation program.

The proxy card provides stockholders with four choices (every one, two or three years, or abstain). Stockholders are not voting to approve or disapprove our Board’s recommendation.

The frequency vote is non-binding. Stockholder approval of a one, two or three-year frequency vote will not require us to implement an advisory vote on executive compensation every one, two or three years. The final decision on the frequency of the advisory vote on executive compensation remains with our Board of Directors.

Our Board of Directors values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, our Board will carefully consider the outcome of the frequency vote and other communications from stockholders when making future decisions regarding the frequency of say-on-pay votes.

Vote Required

The approval of the frequency of the advisory vote on executive compensation requires the favorable vote of a majority of votes cast unless none of the three frequency choices receives a majority, in which case the choice that receives the plurality of votes cast will be considered approved. For this Proposal, the proxy card provides spaces for a stockholder to vote for the option of every one year, two years or three years as the frequency with which stockholders will have an advisory vote on executive compensation, or to abstain. Abstentions and broker non-votes will have no effect on the outcome of the vote for this Proposal.

Board of Directors Recommendation

 Our Board of Directors recommends that stockholders vote to conduct advisory votes on executive compensation every three years.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF
EIDE BAILLY, LLP TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

 Our Board of Directors has appointed Eide Bailly, LLP (“Eide Bailly”) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

 Our Board of Directors may terminate the appointment of Eide Bailly as our independent registered public accounting firm without the approval of the stockholders whenever our Board of Directors deems such termination necessary or appropriate.

 Representatives of Eide Bailly will be present at the Annual Meeting, or available by telephone, and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

The following table presents approximate aggregate fees and other expenses for professional services rendered by Eide Bailly, our independent registered public accounting firm, for the audit of our annual financial statements for the years ended September 30, 2018 and 2017 and fees and other expenses for other services rendered during those periods.

	2018	2017
Audit Fees (1)	$174,179	$162,420
Audit-Related Fees (2)	$6,862	$6,141
Tax Fees (3)	$20,200	$20,728
All Other Fees (4)	$28,400	$21,661
Total	$229,641	$210,950

(1)
Audit services in 2018 and 2017 consisted of the audit of our annual consolidated financial statements, and other services related to filings and registration statements filed by us and our subsidiaries, and other pertinent matters. Eide Bailly has served as our independent registered public accounting firm since September 24, 2013.

(2)	Audit-related fees consisted of travel costs related to our annual audit.
(3)	For permissible professional services related to income tax return preparation and compliance.
(4)	All other fees are related to the preparation of the Company’s Affordable Care Act forms and examination of the 401(k) financial statements.

Audit Committee Pre-Approval Policies and Procedures

Prior to May 31, 2018, our former Audit Committee had, and subsequent to such date our entire Board of Directors has, established pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Eide Bailly in fiscal 2017 and our full Board of Directors approved the foregoing audit and permissible non-audit services provided by Eide Bailly in fiscal 2018. Such procedures govern the ways in which the Audit Committee pre-approved, and our full Board of Directors now pre-approves, audit and various categories of non-audit services that the auditor provides to the Company. Services that have not received pre-approval must receive specific approval of the Audit Committee, or our full Board for fiscal 2018.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants on accounting and financial disclosure.

Auditor Independence

Our Audit Committee and our full Board considered that the work done for us in fiscal year 2017 and 2018, respectively, by Eide Bailly was compatible with maintaining Eide Bailly’s independence.

Report of the Audit Committee of the Board of Directors

Date: December 19, 2018

The full Board, serving in the capacity of the Company’s Audit Committee, has reviewed and discussed with management and Eide Bailly, LLP, our independent registered public accounting firm, the audited consolidated financial statements in the Track Group, Inc. Annual Report on Form 10-K for the year ended September 30, 2018. The Board has also discussed with Eide Bailly, LLP those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 61.

Eide Bailly, LLP also provided the Board with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Board concerning independence. The Board has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Board determined that the audited financial statements should be included in our Annual Report on Form 10-K for the year ended September 30, 2018.

Respectfully Submitted, Guy Dubois Karen Macleod Karim Sehnaoui

The information contained above under the caption “Report of the Audit Committee of the Board of Directors” shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

Required Vote

To ratify the appointment of Eide Bailly, LLP as our independent auditors for the fiscal year ending September 30, 2019, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this Proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against this Proposal. A broker or other nominee will generally have discretionary authority to vote on this Proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this Proposal. However, any broker non-votes received will have no effect on the outcome of this Proposal.

Board of Directors Recommendation

 Our Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Eide Bailly, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

 Security Ownership of Certain Beneficial Owners

The following table presents information regarding beneficial ownership as of March 26, 2019 (the “Table Date”), of our Common Stock by (i) each stockholder known to us to be the beneficial owner of more than five percent of our Common Stock; (ii) each of our Named Executive Officers serving as of the Table Date; (iii) each of our directors serving as of the Table Date; and (iv) all of our Named Executive Officers and directors serving as of the Table Date as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all securities they beneficially own. As of the Table Date, the applicable percentage ownership is based on 11,401,650 shares of our common stock issued and outstanding.

Beneficial ownership representing less than one percent of the issued and outstanding shares of a class is denoted with an asterisk (“*”).  Holders of Common Stock are entitled to one vote per share.

Name and Address of	Common Stock
Beneficial Owner (1)	Shares	%

5% Beneficial Owners:
ETS Limited (2)	4,871,745	43%
Safety Invest S.A., Compartment Secure I (3)	1,740,697	15%
Conrent Invest S.A. (4)	591,378	5%

Directors and Named Executive Officers:
Guy Dubois (5)	653,568	6%
Peter Poli (6)	233,640	2%
Derek Cassell (7)	317,209	3%
Karen Macleod (8)	94,939	1%
Karim Sehnaoui (9)	14,021	1%
All directors and executive officers as a group (5 persons)	1,313,377	12%

(1)
Except as otherwise indicated, the business address for these beneficial owners is c/o the Company, 200 E. 5 th Avenue, Suite 100, Naperville, Illinois 60563.

(2)
Address is c/o Mourant Ozannes Corporate Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands. Holding information is based on Amendment No. 2 to Schedule 13D filed by ADS Securities LLC on February 9, 2018.

(3)
Secure I is a compartment of Safety Invest S.A. (“ Safety”), a company established under the Luxembourg Securitization Law and incorporated as a “société anonyme” under the laws of the Grand Duchy of Luxembourg whose principal business is to enter into one or more securitization transactions. Holding information is based on Amendment No. 1 to Schedule 13D filed by Safety on March 20, 2019.

(4)
Address is 283, Route d’Arlon L-8011 Strassen R.C.S. Luxembourg B 170.360. Holding information is based on an American Stock Transfer & Title Company - Institutional ownership with underlying beneficial owners report, dated January 7, 2019.

(5)
Holdings consist of 315,331 shares of Common Stock owned of record and 338,237 shares of Common Stock issuable upon exercise of stock purchase warrants, exercisable within 60 days of March 26, 2019.

(6)
Holdings consist of 133,640 shares of Common Stock and 100,000 shares of Common Stock issuable upon exercise of stock purchase warrants, exercisable within 60 days of March 26, 2019.

(7)
Holdings include 317,209 shares of Common Stock owned of record.

(8)
Holdings includes 55,142 shares of Common Stock owned of record and 39,797 shares of Common Stock issuable upon exercise of stock purchase warrants, exercisable within 60 days of March 26, 2019.

(9)
Holdings include 14,021 shares of Common Stock owned of record.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of September 30, 2018 regarding equity compensation plans approved by our security holders and equity compensation plans that have not been approved by our security holders:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)

Equity compensation plans approved by security holders	615,655	$1.61	27,218

Equity compensation plans not approved by security holders	68,604	1.15	-

Total	685,259	$1.56	27,218

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related-Party Loan Agreements

Amended and Restated Facility Agreement and Debt Exchange Agreement with Conrent Invest, S.A. On July 14, 2015, the Company entered into an Amended and Restated Facility Agreement (the “Amended Facility Agreement”) with Conrent Invest S.A., a public limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (“Conrent”), pursuant to which the Company may borrow up to $29.4 million of unsecured debt, which accrues interest at a rate of 8% per annum and matures on July 31, 2018. The Amended Facility Agreement also provides the Company with a voluntary prepayment option, wherein the Company may pay the amounts borrowed under the debt facility, including all accrued but unpaid interest, prior to the maturity date without any penalty or prepayment fee.

On October 9, 2017, the Company entered into a Debt Exchange Agreement with Conrent regarding total debt and unpaid interest of approximately $34.7 million due under the Amended Facility Agreement as of October 31, 2017 (the “Debt”) (the “Debt Exchange”). The Debt Exchange called for the Company to exchange newly issued shares of preferred stock for the entire Debt subject to approval by the investors who purchased securities from Conrent to finance the Debt (the “Noteholders”). On November 2, 2017, Conrent convened a meeting of the Noteholders to approve the Debt Exchange; however, the quorum required to approve the Debt Exchange was not achieved.

On February 26, 2018, the Company proposed that the maturity date of the Amended Facility Agreement be extended from July 31, 2018 to April 1, 2019. On April 26, 2018, the Noteholders approved the extension of the Facility Agreement from July 31, 2018 to April 1, 2019, subject to the satisfaction of certain conditions (the “Debt Extension”). On June 14, 2018, the Company received a letter from Conrent acknowledging that certain conditions had been met, and indicating that Conrent would proceed with the Debt Extension.

On July 19, 2018 the Company and Conrent, amended the facility agreement again, thereby (i) extending the Maturity Date to the earlier of either April 1, 2019 or the date upon which the Outstanding Principal Amount, as defined therein, is repaid by the Company, and (ii) provided that in the event of a Change of Control, as defined therein, Conrent shall immediately cancel the facility and declare the Outstanding Principal Amount, together with unpaid interest, immediately due and payable.

Subsequent to the year ended September 30, 2018, on November 14, 2018, the Company requested that Conrent further extend the maturity of the Amended Facility Agreement from April 1, 2019 to April 1, 2020. On December 3, 2018, Conrent agreed to convene meetings of the Noteholders and subsequently issued a notice of a meeting of Noteholders for each series of Notes, which meetings were held on January 16, 2019.  Conrent notified the Company (via telephone), that the Noteholders agreed to extend the maturity of the Amended Facility Agreement to April 1, 2020, subject to the signing of a written agreement, which occurred on February 24, 2019.

Conrent Loan Agreement. On May 1, 2016, the Company entered into an unsecured Loan Agreement with Conrent, acting with respect to its Compartment Safety III (the “Conrent Loan Agreement”). Pursuant to its terms, available borrowing capacity under the Conrent Loan Agreement was $5.0 million; however, due to the failure of the lender to satisfy certain conditions precedent to its obligation to fund, the Company had not received funds under the Conrent Loan Agreement as of March 26, 2019, and no proceeds thereunder are anticipated.

Sapinda Loan Agreement. On September 25, 2015, the Company entered into a loan agreement with one of the Company’s related parties, Sapinda Asia Limited (“Sapinda”), to provide the Company with a $5.0 million line of credit that accrues interest at a rate of 3% per annum for undrawn funds and 8% per annum for borrowed funds (the “Sapinda Loan Agreement”). Pursuant to the terms and conditions of the Sapinda Loan Agreement, available funds could be drawn down at the Company’s request at any time until the loan agreement matured on September 30, 2017, when all borrowed funds, plus all accrued but unpaid interest became due and payable. The Company, however, was entitled to elect to satisfy any outstanding obligations under the Sapinda Loan Agreement prior to the Maturity Date without penalties or fees.

On March 13, 2017, the Company and Sapinda entered into an agreement to amend the Sapinda Loan Agreement (“Amendment Number One”). Amendment Number One extended the maturity date of all loans made pursuant to the Sapinda Loan Agreement to September 30, 2020. In addition, Amendment Number One eliminated the requirement that the Company pay Sapinda the 3% interest, and forgave the 3% interest due to Sapinda for all undrawn funds under the Sapinda Loan Agreement through the Execution Date. Further, Amendment Number One provided that all Lender Penalties accrued under the Sapinda Loan Agreement through the Execution Date were forgiven. Per Amendment Number One, Lender Penalties began to accrue again because Sapinda failed to fund the amount of $1.5 million on or before March 31, 2017. The Company formally notified Sapinda of the breach by letter dated April 4, 2017. The Company is again accruing Lender Penalties, amounting to $725,000 at March 26, 2019, under Section 6.3 of the Sapinda Loan Agreement, as amended, and the Company intends to offset Lender Penalties against future payments due.

We did not draw on this line of credit, nor did we pay any interest during or subsequent to the year ended September 30, 2018. The undrawn balance of this line of credit at March 26, 2019 was $1,600,356. Further advances under the Sapinda Loan Agreement are not currently expected to be forthcoming, and therefore no assurances can be given that the Company will obtain additional funds to which it is entitled under the Sapinda Loan Agreement, or that the penalties accruing will ever be paid.

Stock Payable – Related Party

In connection with certain acquisitions during fiscal 2014 and 2015, the Company recognized a liability for stock payable to the sellers of the entities acquired. In conjunction with the respective purchase agreements, shares of the Company’s stock were payable during the year ended September 30, 2017 based on the achievement of certain milestones. There were no shares of Company stock payable during the year ended September 30, 2018. Changes in the stock payable liability are shown below:

Sept. 30, 2017
Beginning balance	$3,289,879
Payment of shares for achieving performance milestones	(75,939)
Adjustment to Track Group Analytics stock payable	(213,940)
Adjustment to GPS Global stock payable	(3,000,000)
Ending balance	$-

Additional Related-Party Transactions and Summary of All Related-Party Obligations

	Sept. 30, 2018	Sept. 30, 2017

Related party loan with an interest rate of 8% per annum for undrawn and borrowed funds. Principal and interest due September 30, 2020.	$3,399,644	$3,399,644
Total related-party debt obligations	$3,399,644	$3,399,644

Each of the foregoing related-party transactions was reviewed and approved by disinterested and independent members of the Company’s Board of Directors.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by us at our principal executive offices no later than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. A stockholder proposal not included in the Company’s proxy statement for the 2020 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Bylaws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2020 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

PAYMENT OF COSTS

The expense of printing and mailing proxy materials and the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by proxy solicitors, directors, officers and other employees of the Company by personal interview, telephone, facsimile or other means. No additional compensation will be paid to directors, officers or employees of the Company for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of its Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company, Attn: Investor Relations Department, 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563, or by calling (877) 260-2010. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies solicited by this Proxy Statement, if validly signed, dated and returned to the Company, will be voted in accordance with the judgment of the persons holding the proxies.

Whether or not you intend to be present at the Annual Meeting, the Company urges you to return your signed proxy promptly.

By Order of the Board of Directors,
March 27, 2019
Guy Dubois
Chairman

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 has been mailed with this Proxy Statement. The Company will provide copies of exhibits to that report, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 200 E. 5th Avenue, Suite 100, Naperville, Illinois 60563, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of March 26, 2019, the stockholder was entitled to vote at the Annual Meeting.

Copies of the Annual Report on Form 10-K and the exhibits thereto may also be obtained through the SEC’s web site at www.sec.gov and at: http://www.astproxyportal.com/ast/18188.

TRACK GROUP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD
OF TRACK GROUP, INC. FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

The undersigned revokes all previous proxies and constitutes and appoints Guy Dubois as his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Track Group, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s 2019 Annual Meeting of Stockholders, to be held at the Company’s corporate office, located at 200 E. 5th Avenue, Suite 100, Naperville, Illinois, on May 9, 2019 at 2:30 P.M., local time, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each of the director nominees named in Proposal No. 1, and FOR Proposal Nos. 2 and 4, each of which have been proposed by our Board, and in his or her discretion, upon other matters as may properly come before the Annual Meeting. If no direction is made, this proxy will be voted in favor of holding an advisory vote on executive compensation every THREE YEARS.

The Company’s Board of Directors recommends that stockholders vote as follows:

●
Proposal No. 1 – Vote FOR each of the director nominees listed in Proposal No. 1

●
Proposal No. 2 – Vote FOR the advisory resolution included in Proposal No. 2, approving the compensation paid to our named executive officers

●
Proposal No. 3 – Vote in favor of conducting an advisory vote on approving compensation paid to our named executive officers every THREE YEARS

●
Proposal No. 4 – Vote FOR the ratification of the selection of Eide Bailly, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2019

(continued and to be signed on reverse side)

☒ Please mark your votes as indicated in this example.

1.	ELECTION OF DIRECTORS
		Nominees:		FOR	WITHHELD
		01	Guy Dubois	☐	☐
		02	Karen Macleod	☐	☐
		03	Karim Sehnaoui	☐	☐

2.	AN ADVISORY VOTE REGARDING THE APPROVAL OF COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS			FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	AN ADVISORY VOTE REGARDING THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS		1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐

4.	RATIFYING THE APPOINTMENT OF EIDE BAILLY, LLP AS TRACK GROUP, INC’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019			FOR ☐	AGAINST ☐	ABSTAIN ☐

IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐	I WILL ATTEND THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder ___________________ Signature of Stockholder ____________________ IF HELD JOINTLY
Dated: ____________________________________

Note:     This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.